UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



                         Date of Report: March 25, 2004
                        (Date of Earliest event reported)



                          CALIFORNIA ALMOND INVESTORS I
                        A California Limited Partnership
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


         33-10196                                        94-03021688
(Commission File Number)                    (I.R.S. Employer Identification No.)



                          California Almond Investors I
                             2210 Northpoint Parkway
                              Santa Rosa, CA 65407
             (Address of principal executive offices and & zip code)


                                  707-579-3742
                Registrant Telephone number, including area code



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Item 2. - Acquisition or Disposition of Assets.

Robertson Ranch

On March 25, 2004, the Partnership sold the Robertson Ranch. The property was purchased on August 15, 1988 for approximately $232,500.

         The   property  is  located  in  the   Central   San  Joaquin   Valley,
approximately two miles south of Chowchilla in Madera County, California, at the intersection of State Highway 152 and County Road 4.

         The property is comprised of 35.7 acres; approximately 33.5 acres are planted with almond trees consisting of 50% Nonpareil and 50% Carmel nut varieties. Approximately one-half of the acreage was planted in 1981 and the remaining acres in 1982. Other improvements on the property include a well with a 50-horsepower pump and an underground concrete irrigation pipeline. The property is zoned for exclusively agricultural uses

The property was appraised in November 2003 for $215,000. It was sold for $215,000. The sale was an all cash transaction. The buyers were Gurbax Singh and Kulwant Singh. The buyers are not related to the General Partner, Charterhill Pacific, or any of their principals.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:      Vintech Almond Advisers, Inc.
         A California Corporation,
         Managing General Partner


         By:
                  -----------------------------------------------------
                  David A. Bade,            President